EXHIBIT 99.1
SEPARATION AGREEMENT, GENERAL RELEASE OF ALL CLAIMS
AND COVENANT NOT TO SUE
     This Separation Agreement, General Release of All Claims and Covenant Not to Sue (the “Agreement”) is entered into as of the 31st day of October, 2006 by and between Indus International, Inc. (hereinafter “Company”) and John D. Gregg (hereinafter “Employee”).
     WHEREAS, Employee has worked for Company as Executive Vice President of Field Operations;
     WHEREAS, after discussion, Employee has decided to voluntarily resign from his employment with the Company;
     WHEREAS, Employee and Company have mutually agreed that it is in their respective best interests to bring the employment of Employee to an end under the terms of this Agreement;
     WHEREAS, the decision has been made that Employee’s final day of employment at the Company will be October 31 2006 (the “Separation Date”); and
     WHEREAS, in exchange for Employee’s general releases discussed herein, Company has agreed to provide severance benefits to Employee, which are not normally provided to employees who resign, and the parties to this Agreement desire to resolve all issues between them relating to Employee’s employment and the termination of that employment;
     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Employee agree as follows:
     1. Termination of Employment.
     Employee’s employment with Company will end on the Separation Date. It is acknowledged and agreed that any services or assistance provided by Employee during the period of cooperation described in Section 15 of this Agreement shall be provided in the capacity of an independent contractor and not as an employee.
     Employee acknowledges and agrees that Company has met all of its obligations under all agreements with Employee governing his employment and/or compensation or benefits through the date of execution of this Agreement. Employee acknowledges and admits that he has been paid all wages, bonuses, accrued benefits and other amounts due to him through the date of execution of this Agreement. The parties agree that, except for the severance benefits specifically set forth in Section 2 of this Agreement, Company owes no additional amounts to Employee for wages, commissions, back pay, severance pay, bonuses, accrued vacation, benefits, insurance, sick leave, other leave, reimbursement of expenses, or any other reason. This Agreement is intended to and does settle and resolve all claims of whatever nature that Employee might have against Company for whatever reason as of the date of execution of this Agreement.

     Employee and Company are parties to that certain Employment Agreement effective as of October 1, 2005 (the “Employment Agreement”). Employee acknowledges and agrees as follows: (i) he has resigned as an employee of the Company voluntarily; (ii) his resignation is not a termination for “Good Reason” as contemplated under Section 6(b) of the Employment Agreement; (iii) pursuant to Section 6(c) of the Employment Agreement, all payments of compensation by the Company to Employee will terminate on the Separation Date; and (iv) Employee is not entitled to any severance, compensation or other benefit contemplated or described in the Employment Agreement or the Company’s policies.
     Employee presently holds outstanding options to purchase 440,000 shares of Company stock (the “Options”), which were issued under the Indus International, Inc. 1997 Stock Plan and the Indus International, Inc. 2004 Long-Term Incentive Plan (collectively, the “Incentive Plans”) and memorialized in various award agreements between Employee and the Company (the “Option Agreements”). Employee acknowledges and agrees that, pursuant to the terms of the Incentive Plans, the Option Agreements, and Employment Agreement, the 207,500 Options which presently are unvested will terminate as of the Separation Date and will be of no further force or effect, and the 232,500 Options which presently are vested will remain exercisable for three months following the Separation Date.
     In addition, Employee presently holds 25,000 shares of restricted stock (the “Restricted Stock”) which were issued under the Indus International, Inc. 2004 Long-Term Incentive Plan and memorialized in various agreements between Employee and the Company (the “Restricted Stock Agreements”). Employee acknowledges and agrees that, pursuant to the terms of the 2004 Long-Term Incentive Plan and the Restricted Stock Agreements, Employee will forfeit all of his right, title, and interest in and to the Restricted Stock as of the Separation Date, and the Restricted Stock will revert to the Company.
     2. Severance Benefits.
     (a) In consideration of Employee’s promises and the release and covenant not to sue contained in Section 3 of this Agreement, Company agrees:
          (i) to pay Employee a total payment of One Hundred Nineteen Thousand Nine Hundred and Ninety Five Dollars ($119,995), less withholdings for taxes and other required items. The foregoing payment shall on or about the Company’s first regular payroll date after the eighth (8th) day following the date of execution of this Agreement.
          (ii) to reimburse Employee on a monthly basis for up to six (6) months the full amount of any payments he makes under COBRA to continue receiving health, medical, and/or dental benefits for himself or his dependents under the Company’s benefit plans; provided that, the Company’s reimbursement obligation shall cease prior to the six (6) month anniversary of this Agreement if Employee becomes eligible to receive health, medical, and/or dental benefits from a new employer. These reimbursements shall be made promptly upon submission of documentation reasonably acceptable to the Company that COBRA payments have been made by Employee, in accordance with the Company’s expense reimbursement policy, as in effect from time to time.
     (b) The parties acknowledge and agree that the above payments and agreements have been negotiated and agreed upon voluntarily by both parties. The parties also acknowledge and agree that these amounts exceed any and all pay and benefits to which Employee already may have been entitled by contract or law, or for any other reason, and that they constitute good, valuable and sufficient consideration for Employee’s covenants and agreements contained in this Agreement.
3. General Release Of All Claims And Potential Claims Against Company and Covenant Not To Sue.
     In consideration of the payments made to him by Company and the other covenants and promises contained in Section 2(a) of this Agreement, Employee, with the intention of binding himself and all of his heirs, executors, administrators and assigns, does hereby release, remise, acquit and forever discharge Company and all of its past and present officers, directors, stockholders, employees, agents, parent corporations, predecessors, subsidiaries, affiliates, estates, successors, assigns, partners and attorneys (hereinafter “Releasees”) from any and all claims, charges, actions, causes of action, sums of money due, suits, debts, covenants, contracts, agreements, rights, damages, promises, demands or liabilities (hereinafter collectively referred to as “Claims”) whatsoever, in law or in equity, whether known or unknown, suspected or unsuspected, which Employee, individually or as a member of any class, now has, owns or holds or has at any time heretofore ever had, owned or held against Company or any of the Releasees, including but not limited to those Claims arising out of or in any way connected with Employee’s employment with Company or any of the other Releasees or the termination of any such employment relationship. This release includes, but is not limited to, claims for infliction of emotional distress, claims for defamation, claims for personal injury of any kind, claims for breach of contract, claims for harassment and claims arising under federal, state or local laws prohibiting employment discrimination and claims growing out of any legal restrictions on Company’s rights to terminate its employees or to take any other employment action, whether statutory, contractual or arising under common law or case law. Employee specifically acknowledges and agrees that he is releasing, in addition to all other claims, any and all rights under federal and state employment laws including without limitation the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended, 29 U.S.C. § 621, et seq., the Civil Rights Act of 1964 (“Title VII”), as amended (including amendments made through the Civil Rights Act of 1991), 42 U.S.C. § 2000e, et seq., 42 U.S.C. § 1981, as amended, the Americans With Disabilities Act (“ADA”), as amended, 42 U.S.C. § 12101, et seq., the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701, et seq., the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended, 29 U.S.C. § 301, et seq., the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101, et seq., the Family and Medical Leave Act of 1993 (“FMLA”), as amended, 29 U.S.C. § 2601 et seq., the Fair Labor Standards Act (“FLSA”), as amended, 29 U.S.C. § 201 et seq. the Employee Polygraph Protection Act of 1988, 29 U.S.C. § 2001, et seq., and all South Carolina Code provisions and the state and federal workers’ compensation laws. Employee warrants that he has not filed any type of claim against Company.
     As a separate and independent term of this Agreement, Employee covenants and warrants that he will not file any lawsuit against any of the Releasees that includes one or more Claims released in this Agreement other than a charge or lawsuit described in Section 9 of this Agreement in which he seeks to challenge the validity of the waiver of his claims under the ADEA.

     4. Non-Admission of Liability.
     Employee and Company agree that this Agreement shall not in any way be construed or interpreted as an admission of liability or wrongdoing by Company, any such liability or wrongdoing being expressly denied.
     5. Nondisparagement.
     Employee agrees and covenants that he will not make any derogatory or disparaging statements about or relating to Company, its business practices, its products or its employment practices.
     6. Return of Materials.
     Employee agrees to return all documents, materials, equipment, keys, Company credit cards, financial information, customer information, Trade Secrets (as defined in the Georgia Trade Secrets Act), sales information, contracts, order information, customer contact information, correspondence relating to Company, a customer or any Releasee, computer data and other material and information relating to Company, any of the Releasees or Company’s business and not to retain or provide to anyone else any copies thereof. By executing this Agreement, Employee warrants and agrees that he shall return all such information and material to the Company on the or before the Separation Date.
     7. Confidentiality of this Agreement.
     The provisions of this Agreement shall be held in strictest confidence by Employee and the Company, and neither party shall publicize or disclose the terms of this Agreement, including any communications leading up to the execution of this Agreement, in any manner whatsoever; provided, however, that Employee may disclose the terms of this Agreement: (a) to Employee’s immediate family; (b) to Employee’s attorney, accountant, and financial advisor; and (c) as required by order of a court of competent jurisdiction or as otherwise required by law.
     8. Acknowledgement.
     Company hereby advises Employee to consult with an attorney prior to executing this Agreement. Employee expressly acknowledges and agrees that he has read this Agreement carefully, that he has had ample time and opportunity to consult with an attorney or other advisor of his choosing concerning his execution of this Agreement, that the Company has advised him, and hereby does advise him, of his opportunity to consult an attorney or other advisor and has not in any way discouraged him from doing so, that he fully understands that this Agreement is final and binding, that this Agreement contains a release of potentially valuable claims, and that the only promises or representations he has relied upon in signing this Agreement are those specifically contained in the Agreement itself. Employee also acknowledges and agrees that he has been offered at least twenty-one (21) days to consider this Agreement before signing and that he is signing this Agreement voluntarily, after having adequate opportunity to consult with an attorney of his choice, with the full intent of releasing Company from all claims.
     9. Effective Date and Revocation.
     This Agreement shall become effective and enforceable on the eighth (8th) day immediately following the date of execution of this Agreement and the parties agree that

Employee may revoke the Agreement at will prior to that time by giving written notice of the revocation to Company. Such notice must be delivered to the Vice President of Human Resources, and must be received by her on or before the above-mentioned eight-day deadline. Employee agrees that, if he revokes the Agreement prior to that time, he will return to Company any and all payments already received pursuant to this Agreement. The Agreement may not be revoked after that time.
     Employee agrees that if he ever attempts to rescind, revoke or annul this Agreement or if he attempts at any time to make, assert or prosecute any claim(s) covered by the release contained in Section 3 of this Agreement, he will, prior to filing or instituting such claim(s), return to Company any all payments already received by him under this Agreement, plus interest at the highest legal rate, and, if Company prevails in defending the enforceability of any portion of the Agreement or in defending itself against any such claim brought by Employee, he will pay Company’s attorney’s fees and costs incurred in defending itself against the claim(s) and/or the attempted revocation, recission or annulment; provided, however, that Employee shall not be required to repay the monies paid to him under the terms of this Agreement or pay Company all of its attorneys’ fees and costs incurred in its defense of Employee’s action (except those attorneys’ fees or costs specifically authorized under federal or state law) in the event that Employee seeks to challenge his waiver of claims under the ADEA. Nothing in this Agreement shall limit Company’s rights to seek and obtain other remedies for breach of this Agreement.
     10. Governing Law.
     This Agreement shall be governed by and construed in accordance with the laws of the state of South Carolina.
     11. Voluntary and Knowing Execution.
     The parties to this Agreement certify that they have read this Agreement in its entirety and fully understand its contents and effect. Each of the parties to this Agreement acknowledges that this Agreement is made and executed by and of their own free will. The parties recognize that this Agreement is a full, final and complete release of all claims.
     12. Authority.
     Employee and Company represent and warrant each to the other that (a) each has all requisite power and authority to enter into this Agreement, and (b) this Agreement has been duly authorized, executed and delivered by each of them and constitutes a legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms.
     13. Counterparts.
     The parties agree that this Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.
     14. Severability.
     With the exception of the release contained in Section 3 of this Agreement, if any provision of this Agreement is unenforceable or is held to be unenforceable, such provision shall be fully severable, and this Agreement and its terms shall be construed and enforced as if such unenforceable provision had never comprised a part hereof, the remaining provisions hereof shall remain in full force and effect, and the court construing the provisions shall add as a part hereof a provision as similar in terms and effect to such unenforceable provision as may be enforceable in lieu of the unenforceable provision. In the event that the release contained in Section 3 of this Agreement is unenforceable or are held to be unenforceable, the parties understand and agree that the remaining provisions of the Agreement shall be rendered null and void and that neither party shall have any further obligation under any provision of this Agreement; in that event, Employee shall repay to Company any and all consideration he received pursuant to this Agreement.
     15. Employee Cooperation.
     Employee agrees, in further consideration of the above-described payments, that, after the Separation Date through March 31, 2007, he will cooperate with and assist Company in the following ways: (i) by meeting with Company’s customers or prospective customers at times and places reasonably requested by the Company; (ii) by meeting with the Company and providing information relevant to matters as to which Employee gained knowledge or with which Employee was involved while employed by Company (the “Matters”); (iii) by meeting with Company’s attorneys and other representatives upon reasonable notice from Company, as may reasonably be requested by Company in the event any legal issues should arise involving such Matters; and (iv) by appearing voluntarily at hearings, depositions, trials and other proceedings relating to such Matters, upon reasonable notice from Company. Company shall reimburse Employee for reasonable and necessary out-of-pocket expenses necessitated by this cooperation hereunder in accordance with the Company’s expense reimbursement policy as in effect from time-to-time but shall not be obligated to pay Employee other compensation or benefits in addition to the severance benefits described in Section 2(a) of this Agreement.
     16. Restrictive Covenants.
     Employee acknowledges and agrees that he remains subject to the covenants contained in Sections 9 through 14 of the Employment Agreement and that the Company’s payment of the severance benefits under Section 2(a) of this Agreement is fully conditioned upon Employee’s compliance with such covenants in the Employment Agreement and the covenants contained in Sections 5, 6, 15 and 16 of this Agreement.
     17. Change of Control Severance Agreement.
     Employee and Company are parties to that certain Change of Control Severance Agreement effective as of October 1, 2005, as previously amended (the “CIC Agreement”). Employee acknowledges and agrees as follows: (i) he has resigned as an employee of the Company voluntarily; (ii) his resignation is not a termination in anticipation of a change of control as contemplated under Section 3(g) of the CIC Agreement; and (iii) the CIC Agreement is terminated as of, and shall have no further force or effect from, the Separation Date, and Employee shall not be entitled to any severance, compensation or other benefit contemplated or described in the CIC Agreement.
     The parties hereby agree to all of the above terms and signify their agreement by their signatures below.

     I have read this Agreement. I understand all of its terms and I agree to those terms.

EMPLOYEE

/s/ John D. Gregg

John D. Gregg

DATE: 10/29/2006

Indus International, Inc.

	BY: Name:	/s/ Gregory J. Dukat Gregory J. Dukat
	Title:	President and Chief Executive Officer

DATE: 10/31/2006